UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 8, 2009
                Date of Report (Date of earliest event reported)

                           NORTHERN EXPLORATIONS LTD.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-125068                 26-3633813
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

  8655 East Via De Ventura, Suite G200
         Scottsdale, Arizona                                        85258
(Address of principal executive offices)                          (Zip Code)

                                 (480) 346-1535
               Registrant's telephone number, including area code

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on June 8, 2009, the Board of Directors of Northern Explorations Ltd., a Nevada corporation (the "Company") accepted the resignation of David Naylor as a member of the Board of Directors of the Company who will continue to serve as the Chief Financial Officer of the Company and accepted the respective consents from Darrin Holman, Stephen Mohan and Alan Lomax as members of the Board of Directors. Effective June 8, 2009, the Board of Directors of the Company also approved the appointment of P. Andrew Jeschke as the Chief Operating Officer of the Company. Messrs. Holman, Mohan, Lomax and Jeschke shall serve until their respective successor is duly elected or appointed. The biographies are as follows:

DARRIN HOLMAN. For the past ten years, Mr. Holman has been involved in project planning, execution and management. Mr. Holman's experience includes alternative energy and large construction projects. He managed the construction of the Tacke Wind Farm in Tehachapi, California, the then-largest wind farm development in California. He was also the millwright for Cal Energy Geothermal Plant in Sonoma, California, and for Redding Cogeneration Plant in Redding, California. From approximately January 2008 to present, Mr. Holman has been the project manager for the Holm Construction Company in Knoxville, Tennessee. From approximately January 2007 to January 2008, Mr. Holman was the construction and design manager for US Cellular Corporation. From approximately September 2005 to January 2008, Mr. Holman was the chief managing officer for Cool Springs Development & Construction LLC in Knoxville, Tennessee. From approximately March 2004 to September 2005, Mr. Holman was the project manager for Holm Court, LLC in Knoxville, Tenneesse.

During 2001-2003, Mr. Holman earned a Doctor of Minstry and a Degree of Ministry
- Pastoral Ministries from the Golden State School of Theology in Peterstown West Virginia. He also earned a Bachelor of Theology, Summa Cum Laude in 1999 from the Golden State School of Theology.

STEPHEN MOHAN. For the past ten years, Mr. Mohan has held executive positions with experience in general operations, sales, business development and multi-channel product distribution involving both start-up and growth organizations. He has specific expertise with planning and forecasting, finance, marketing, profit and loss analysis, strategic large account selling, technical sales, and contracts and bids. From approximately November 2007 through February 2009, Mr. Mohan was the chief executive officer for Global Medical Research in Austin, Texas, in which he lead operations and strategic direction for full product portfolio. His responsibilities included all facets of corporate management. From approximately 2004 through 2007, Mr. Mohan was the vice president of business development for Frost & Sullivan in San Antonio, Texas, where he had responsibility over sales, production, personnel management and profit and loss for the healthcare practice. He orchestrated a successful growth rate managing over 18 direct reports at the director, sales management and strategic account levels. He lead the leadership team that transformed the business model from a transactional based model to a renewable based model. And, he developed, launched and implemented the first key account strategy initiative causing significant results in client satisfaction, retention and value. From approximately 1999 through 2004, Mr. Mohan was the national strategic accounts manager for Reed Business Information in Austin, Texas, where his duties included market planning and analysis. He lead a team of direct and broker sales sales representatives to further develop key corporate accounts..

Mr. Mohan earned a BA in Communications from Bridgewater State College in Bridgewater, Massachusetts. He is a Professional Selling Advisory Board Member - Texas State University McCoy School of Business.

ALAN LOMAX. For the past several years, Mr. Lomax has been involved with public companies in various executive positions. From approximately September 2006 to present, Mr. Lomax has been a managing member of First Financial Consultants

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during which he  restructured  struggling  public  companies  share  capital and management, located merger candidates and acquired custodianship of multiple public companies. From approximately September 2004 through August 2006, Mr. Lomax was a managing member of BDE, LLC, where he engaged in multiple joint ventures with market distribution networks and investors and assisted in acquisition of capital, investments, stock restructuring and business model revamps. During approximately December 2003 - August 2006, Mr. Lomax was the president of Hipoteca Sevilla Inc. where he provided various consulting services for over thirty public companies, reviewed business models for public company reverse merger candidates and successfully restructured and merged several
public  non-operating   companies  into  established  private  companies.   From
approximately December 2004 through August 2006, Mr. Lomax was the chief executive officer for Terra Trema Inc. From approximately January 2003 - August 2006, Mr. Lomax was a principal for 3D Intel Inc., which was a litigation intelligence company specializing in providing decisive case information for law firms.

Mr. Lomax has co-authored "Naked Short Selling: The Illegal Hacking of the U.S. Financial System". He earned a BA in Economics from the University ofTexas at Austin in 2004 and will graduate from the Texas WesleyanSchool of Law in 2010.

P. ANDREW JESCHKE. For the past twenty years, Mr. Jeschke has been involved with Millennium Energy Inc. in Montecito, California. Since October 1994, Mr. Jeschke has been the co-founder and owner of Millennium Energy Inc., where his responsibilities included conducting research, evaluating technologies, formulating strategies, developing business plans, publishing papers and acting as an advocate for the development of next-generation clean energy projects integrating conventional and renewable energy, process power, synthetic natural gas, coal-to-liquid, multi-generation and CO2 capture and storage technololgies. Mr. Jeschke is involved with development of a flat-plate solar thermal project to pre-heat steam generator feedwater in California oilfields and large stationary grid-connected fuel cell power plants integrated into hothouse growers' operations to reduce natural gas usage and CO2 and pollutant emissions. He also independently developed the Cogen2, Certificate of Lifetime Emissions Offset and Gro-Gen concepts designed to let free markets force large-scale reductions in global pollution, water usage and CHG emissions. From approximately July 1985 through October 2005, Mr. Jeschke was the founder, chief executive officer, president, director and the exploration manager and consultant for Public and Private Independent Energy Operators. His responsibilities included organization of corporations and planned, funded and managed multi-million dollar energy projects. He performed or commissioned numerous proprietary engineering, geologic, geophysical, economic and environmental studies, technical reports, business plans, funding proposals, economic forecasts and due diligence reviews. He also performed statistical and economic analyses, geological research, geophysical testing and interpretation. From approximately July 1981 through July 1985, Mr. Jeschke was the interpretation geophysicist for Exxon Company USA, where he analyzed, integrated and interpreted geophysical and geological data, constructed subsurface structural and isopach maps and general exploratory oil and gas projects.

Mr. Jeschke earned a B.Sc in Geology, cum laude, in 1979, from the University of New Hampshire. He has earned numerous awards including Congressional Antarctic Service Medal of the United States in 1980, the Cum Laude Graduation Honors 1979 Bachelor of Science, the National Association General Contractors Scholarship 1976, 1977, the New Hampshire Lord Scholarship and Honorable Mention 1979 and 1980 in NSF Student Originated Research Competition and Graduate Fellowship Competition, respectively.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  NORTHERN EXPLORATIONS LTD.


DATE: June 16, 2009                      /s/ Mark Schaftlein
                                         -----------------------------------
                                  Name:  Mark Schaftlein
                                  Title: Chief Executive Officer


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